Parker-Hannifin Corporation

                           PENSION RESTORATION PLAN
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                          Parker-Hannifin Corporation

                           PENSION RESTORATION PLAN


      Parker-Hannifin Corporation, an Ohio corporation (the "Company"), hereby establishes this Pension Restoration Plan (the "Plan"), effective July 1, 1994, for the purpose of attracting high quality executives and promoting in its executives increased efficiency and an interest in the successful operation of the Company by restoring benefits that are lost due to legislative limits on the Company's qualified retirement plan(s). The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive's retirement.


                                   ARTICLE 1

                                  Definitions

      1.1 Actuarial Value shall mean the actuarial present value of the benefits calculated by an actuary selected by the Administrator and using the actuarial assumptions employed under the Qualified Plan (other than the Pension Benefit Guaranty Corporation rates used to determine a lump sum benefit).

      1.2 Administrator shall mean the Company or, if applicable, the committee appointed by the Board of Directors of the Company to administer the Plan pursuant to Article 6 of the Plan.

      1.3 Beneficiary shall mean the person or persons or entity designated as such under the Qualified Plan.

      1.4 Change in Control shall mean any of the following events shall have occurred:

             (i) Any person (as that term is defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) has become the beneficial owner (as that term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty-five percent (25%) of the combined voting power of the then outstanding securities entitled to vote generally in the election of the directors of the Company ("Voting Stock"), which ownership of securities has not been specifically approved by the Company's Board of Directors with specific reference to this Plan;


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            (ii)  The Company files a report or proxy statement with the
      Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to the applicable disclosure requirements of Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then existing contract or transaction; provided, however, that if the report or proxy statement reports a prospective change in control, any consequences of a Change in Control as set forth elsewhere in this Plan will not occur until the reported change in control has occurred;

             (iii) If, during any period of twenty-four (24) consecutive months, beginning before or after the effective date of this Plan, individuals who at the beginning of any such period constitute the directors of the Company cease for any reasons (other than death, disability, or retirement pursuant to the Company's policy relating to retirement of directors, if any, in effect on the date of this Plan) to constitute at least a majority of the Board of Directors of the Company; provided, however, that for purposes of this clause (iii) if a person is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Board of Directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period, then such person will be deemed to have been a director of the Company at the beginning of such period.

      Notwithstanding the foregoing provisions of paragraph 1.4(i) or 1.4(ii), unless otherwise determined in a specific case by a majority vote of the Board of Directors, a Change in Control shall not be deemed to have occurred for purposes of paragraph 1.4(i) or 1.4(ii) solely because (1) the Company, (2) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting equity securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary (an "Employee Plan") either files or becomes obligated to file a report or proxy statment under or in response to the applicable disclosure requirements of Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company, a Subsidiary or an Employee Plan reports that a change in control of the Company has ooccurred or will occur in the future by reason of such beneficial ownership.

      1.5 Code shall mean the Internal Revenue Code of 1986, as amended, inluding any successor provisions.

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      1.6    Early Retirement Date shall mean the "Early Retirement Date" as defined in the Qualified Plan.

      1.7 Eligible Executive shall mean an employee of the Company or any of its subsidiaries who (i) participates in the Qualified Plan, (ii) is designated by the Administrator as eligible to participate in the Plan, and
(iii) qualifies as a member of the "select group of management or highly compensated employees" under ERISA.

      1.8 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.9 Normal Retirement Date shall mean the "Normal Retirement Date" as defined in the Qualified Plan.

      1.10 Participant shall mean an Eligible Executive who has become a participant hereunder pursuant to Article 2.

      1.11 Qualified Plan shall mean the Parker-Hannifin Corporation Retirement Plan as it currently exists and as it may subsequently be amended, or any other qualified defined benefit plan maintained by the Company and in which an Eligible Executive participates.

      1.12 Statutory Limit shall mean any limit on compensation taken into account in calculating benefits under qualified retirement plans under Section 401(a)(17) of the Code or that directly or indirectly affects the amount of benefits payable from a Qualified Plan.

      1.13 Termination of Employment shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's death.


                                   ARTICLE 2

                                 Participation

      Eligible Executives shall become Participants in the Plan on the first day of the month following their appointment as Eligible Executives.

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                                  ARTICLE 3

                             Restoration Benefits

      3.1 Amount. Upon Termination of Employment on or after Normal or Early Retirement Date, or after the Participant has a nonforfeitable right to a deferred benefit under the Qualified Plan, the Participant shall be entitled to a retirement benefit as provided in paragraph 3.2 of this Plan. The retirement benefit shall equal the benefits that would be payable to the Participant under the Qualified Plan calculated as if the Statutory Limit did not apply to such benefits, less the benefits that are payable under the Qualified Plan taking the Statutory Limit into account.

       3.2 Form of Retirement Benefits. (a) Subject to (b) and (c) below, the retirement benefit shall be paid in the same form and at the same time as the Participant's benefits under the Qualified Plan.

      (b) Notwithstanding (a) above, the Administrator may, in its sole discretion, elect to pay the Actuarial Value of the benefit under this Plan in a single lump sum if the monthly benefit otherwise due hereunder is less than $50.00.

      (c) Notwithstanding (a) above, a Participant who has retired at or after Normal or Early Retirement Date, or who reaches Normal or Early Retirement Date after a Termination of Employment may elect at any time thereafter to receive the remaining Actuarial Value of his benefit in a single lump sum, provided that his lump sum payment shall be reduced by 10%.


                                   ARTICLE 4

                               Survivor Benefits

      4.1 Survivor Benefit. If benefits are payable to the Participant's Beneficiary under the Qualified Plan following the Participant's death (whether the Participant's death occurs before or after Termination of Employment), the Company shall pay to the Participant's Beneficiary a survivor benefit equal to the benefits that would be payable to the Beneficiary under the Qualified Plan calculated as if the Statutory Limit did not apply to such benefits, less the survivor benefits that are payable under the Qualified Plan taking the Statutory Limit into account.

      4.2 Form of Survivor Benefit. The survivor benefit shall be paid in the same form and at the same time as the survivor benefits under the Qualified Plan; provided, however that the Administrator may, in its sole discretion, elect to pay the

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Actuarial Value of the survivor benefit under this Plan in a single lump sum, if the monthly benefit otherwise payable hereunder is less than $50.00


                                   ARTICLE 5

                        Conditions Related to Benefits

      5.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

      5.2 No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

      5.3 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan. In the event of a Participant's suicide during the first two
(2) years of participation in the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits shall be payable to the Participant or the Participant's Beneficiary or estate under the Plan.

      5.4 Withholding. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

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                                  ARTICLE 6

                            Administration of Plan

      The Company shall administer the Plan, provided, however, that the Company may elect by action of its Board of Directors to appoint a committee of three (3) or more individuals to administer the Plan. All references to the Administrator herein shall refer to the Company or, if such committee has been appointed, the committee.

      The Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator shall be final and binding. The individuals serving on the committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.


                                   ARTICLE 7

                               Change in Control

      In the event there is a Change in Control, each Participant shall receive the Actuarial Value of his benefit earned hereunder to the date of the Change in Control. Such benefit shall be paid in monthly installments over thirty-six (36) months commencing within 3 months of the Change in Control; provided, however, that the Administrator may elect, in its sole discretion, to make payment in a single lump sum.


                                   ARTICLE 8

                       Amendment and Termination of Plan

      8.1 Amendment of Plan. The Company may at any time amend the Plan in whole or in part, provided, however, that such amendment shall not decrease the value of benefits accrued under the Plan prior to the time of such amendment.

      8.2 Termination of Plan. The Company may at any time terminate the Plan. If the Company terminates the Plan, the date of such termination shall be treated as the date of Termination of Employment for the purpose of calculating Plan benefits. The Company shall pay to the Participant the benefits the Participant

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is entitled to receive under the Plan in monthly installments over a thirty-
six (36) month period; provided, however, that the Administrator may elect, in its sole discretion, to make payment in a single lump sum.

      8.3 Amendment or Termination After Change in Control. Notwithstanding the foregoing, the Company shall not amend or terminate the Plan without the prior written consent of affected Participants for a period of two calendar years following a Change in Control and shall not thereafter amend or terminate the Plan in any manner which affects any Participant (or Beneficiary of a deceased Participant) who commences receiving payment of benefits under the Plan prior to the end of such two year period following a Change in Control.

      8.4 Company Action. Except as provided in paragraph 8.5, the Company's power to amend or terminate the Plan shall be exercisable by the Company's Board of Directors or by the committee or individual authorized by the Company's Board of Directors to exercise such powers.

      8.5 Constructive Receipt Termination. In the event the Administrator determines that benefits under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate and distributions shall be made to Participants in accordance with the provisions of paragraph 8.2 or as may be determined by the Administrator. The determination of the Administrator under this paragraph
8.5 shall be binding and conclusive.


                                   ARTICLE 9

                                 Miscellaneous

      9.1 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

      9.2 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

      9.3 Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purposes of providing for payment of benefits under the Plan.

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Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

      9.4 Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

      9.5 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      9.6 Captions. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      9.7 Validity. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

      9.8 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

      9.9 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the Ohio except where the laws of the Ohio are preempted by ERISA.

      9.10 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Company, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.


                                  ARTICLE 10

                         Claims and Review Procedures

      10.1 Claims Procedure. The Company shall notify a Participant in writing, within ninety (90) days after his or her written application for benefits, of his or her

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eligibility or noneligibility for benefits under the Plan.  If the Company determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based,
(3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

      10.2 Review Procedure. If a Participant is determined by the Company not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Participant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Participant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Participant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Participant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Participant.
In the event of the death of the Participant, the same procedures shall apply to the Participant's beneficiaries.


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